Exhibit 99.906CERT

CERTIFICATIONS PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT

I, Milind Mehere, Chief Executive Officer and Director of YieldStreet Prism Fund Inc. (the “Registrant”), certify that:

1.	The Form N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date:	March 9, 2021	/s/ Milind Mehere
Milind Mehere, Chief Executive Officer and Director
(Principal Executive Officer)

I, Jimmy Pandhi, Chief Financial Officer and Treasurer of YieldStreet Prism Fund Inc. (the “Registrant”), certify that:

1.	The Form N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date:	March 9, 2021	/s/ Jimmy Pandhi
Jimmy Pandhi, Chief Financial Officer and Treasurer
(Principal Financial Officer)